EXHIBIT 99.1
                                                                    ------------



NEWS




FOR IMMEDIATE RELEASE


                                        Contacts:

                                                        INVESTORS
                                                        ---------
                                                        Noreen Centracchio
                                                        (703) 246-0380
                                                        ncentracchio@anteon.com

                                                        MEDIA
                                                        -----
                                                        Tom Howell
                                                        (703) 246-0525
                                                        thowell@anteon.com


                    ANTEON ANNOUNCES TENDER OFFER AND CONSENT
                 SOLICITATION FOR 12% SENIOR SUBORDINATED NOTES


         FAIRFAX, VA, NOVEMBER 20, 2003 - Anteon International Corporation (NYSE: ANT), a leading information technology and systems engineering and integration company, announced today the commencement of a tender offer and consent solicitation for all of its outstanding 12% Senior Subordinated Notes due 2009 (the "Notes"). The total principal amount of the Notes is $75 million.

         Under the terms of the tender offer, the consideration for each $1,000.00 principal amount of Notes tendered will be calculated on the third business day before the tender offer expires based on a formula using the yield of the 3.25% U.S. Treasury Note due May 31, 2004, plus 100 basis points, less the consent payment described below of $20.00 per $1,000.00 in principal amount of Notes. The pricing formula assumes that the Notes would otherwise be redeemed in full, at a price of $1,060.00 per $1,000.00 principal amount of Notes on May 15, 2004, the first date on which the Notes may be redeemed. In conjunction with the tender offer, the

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Company is also soliciting the consent of holders of the Notes to eliminate substantially all of the restrictive covenants and certain events of default under the Indenture for the Notes, and to make certain other amendments.

         The consent payment of $20.00 per $1,000 principal amount of Notes will be paid only for Notes tendered on or prior to the Consent Date, which is expected to be 5:00 p.m., Eastern Standard Time, on December 5, 2003, unless extended. Holders who tender their Notes after that date will not receive the consent payment.

         The tender offer commenced today will expire at 12:00 AM, midnight, Eastern Standard Time, on December 19, 2003, unless extended. Closing of the tender offer is subject to: (i) the closing by Anteon of certain amendments to its existing credit facility, the proceeds of which will be used in part to pay the consideration for the tender offer and consent solicitation; (ii) the receipt of the required consents from the holders of Notes; and (iii) certain other customary conditions.

         Credit Suisse First Boston LLC ("CSFB") is the Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions concerning the tender offer or consent solicitation may be directed to the Liability Management Group at CSFB toll-free, at (800) 820-1653 or at (212) 538-4807. Copies of documents may be obtained from D.F. King & Co., Inc., the information agent for the tender offer and consent solicitation, at (212) 269-5550 or toll-free at (888) 644-6071.

         This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer is being made only by reference to the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal dated November 20, 2003.


ABOUT ANTEON

         Anteon, headquartered in Fairfax, Virginia, is a leading information technology and engineering solutions company providing support to the federal government and international sectors. For over 27 years, the Company has designed, integrated, maintained and upgraded state-of-the-art systems for national defense, intelligence, emergency response and other high priority government missions. Anteon also provides many of its government clients with the systems

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analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. For 2002, Anteon reported revenues of $826 million with a year-end personnel strength of approximately 5,900 employees. The Company acquired Information Spectrum, Inc. in May 2003 and currently has approximately 7,400 employees in more than 100 offices worldwide. Anteon frequently ranks among the top information technology integrators based on independent surveys, and was recently named one of the world's top 100 information technology companies in Business Week's INFOTECH 100 Annual Report (2003). For more information, visit www.anteon.com.





SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

         THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN, OR IMPLIED BY, FORWARD-LOOKING STATEMENTS. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "PROJECTS," "ANTICIPATES," "BELIEVES," "ESTIMATES," "EXPECTS," "PLANS," "INTENDS," AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS HEREIN THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES INVOLVING FORWARD-LOOKING STATEMENTS INCLUDE THE COMPANY'S DEPENDENCE ON CONTINUED FUNDING OF U.S. GOVERNMENT PROGRAMS, GOVERNMENT CONTRACT PROCUREMENT AND TERMINATION RISKS INCLUDING RISKS ASSOCIATED WITH PROTESTS, AND OTHER RISKS DESCRIBED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.


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